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FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2001

Focal Communications Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-49397 (IRS Employer Identification No.)	36-4167094 (Commission File Number)

200 N. LaSalle Street, Suite 1100,
Chicago, Illinois 60601
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:
 (312) 895-8400

Total No. of Pages: [4]

Item 5: Other Events.

    On September 21, 2001, the Preferred Stock Purchase and Loan Commitment Agreement, dated August 9, 2001, by and among Focal Communications Corporation (the "Company"), Madison Dearborn Capital Partners IV, L.P., Frontenac VIII Limited Partnership, Frontenac Masters VIII Limited Partnership and Battery Ventures III, L.P. (the "Original Investors"), which was previously filed by the Company on a Current Report on Form 8-K on August 27, 2001, was amended pursuant to a Joinder Agreement and Amendment No. 1among the Company, the Original Investors, Battery Ventures, VI, L.P., Battery Investment Partners VI, LLC, Great Hill Equity Partners Limited Partnership, Great Hill Investors, LLC, Great Hill Equity Partners II Limited and Great Hill Affiliate Partners II Limited Partnership (the "Joinder Agreement"). The Joinder Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7: Financial Statements and Exhibits.

  (c)
  Exhibits

Item	Exhibit Index
99.1	Joinder Agreement and Amendment No. 1, dated September 21, 2001, among the Company, Madison Dearborn Capital Partners IV, L.P., Frontenac VIII Limited Partnership, Frontenac Masters VIII Limited Partnership, Battery Ventures III, L.P., Battery Ventures, VI, L.P., Battery Investment Partners VI, LLC, Great Hill Equity Partners Limited Partnership, Great Hill Investors, LLC, Great Hill Equity Partners II Limited and Great Hill Affiliate Partners II Limited Partnership.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 27, 2001
FOCAL COMMUNICATIONS CORPORATION
	By:	/s/ LEWIS SHENDER Lewis Shender Acting Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Joinder Agreement and Amendment No. 1, dated September 21, 2001, among the Company, Madison Dearborn Capital Partners IV, L.P., Frontenac VIII Limited Partnership, Frontenac Masters VIII Limited Partnership, Battery Ventures III, L.P., Battery Ventures, VI, L.P., Battery Investment Partners VI, LLC, Great Hill Equity Partners Limited Partnership, Great Hill Investors, LLC, Great Hill Equity Partners II Limited and Great Hill Affiliate Partners II Limited Partnership.

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  Item 5: Other Events.
  Item 7: Financial Statements and Exhibits.
SIGNATURES
INDEX TO EXHIBITS